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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 29, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Atwood Oceanics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
July 20, 2004